Exhibit 99.4

Form of Instruction Booklet

to the

Letter of Transmittal for the

OFFER TO EXCHANGE UP TO

SHARES OF COMMON STOCK OF

LORILLARD, INC.

WHICH ARE OWNED BY LOEWS CORPORATION FOR

OUTSTANDING SHARES OF COMMON STOCK OF

LOEWS CORPORATION

Pursuant to the Offer to Exchange, Dated                     , 2008

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON , 2008 (THE "EXPIRATION DATE”). SHARES VALIDLY TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS EXCHANGE OFFER.

This Instruction Booklet to the Letter of Transmittal provides information and instructions on how to properly complete the Letter of Transmittal. We urge you to read this Instruction Booklet and the Offer to Exchange, dated                     , 2008. After carefully reviewing these materials, please complete the Letter of Transmittal and return it to the Exchange Agent at one of the addresses listed below. You should only complete the Letter of Transmittal if you hold certificates representing shares of Loews Common Stock.

The Information Agent for the Exchange Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders call (877) 717-3925 (toll-free in the United States and Canada)

or (412) 232-3651 (from all other locations)

Banks and brokers call collect at (212) 750-5833

The Exchange Agent for the Exchange Offer is:

Mellon Investor Services LLC

By Overnight Delivery and Hand Delivery:	By Mail:

Newport Office Center VII	P.O. Box 3000
480 Washington Boulevard	South Hackensack
Mail Drop–Reorg	New Jersey 07606
Attn: Reorganization Dept., 27th Floor	Attn: Reorganization Dept.
Jersey City, NJ 07310

IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE

COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Offer to Exchange, dated                     , 2008 (the “Offer to Exchange”), the Letter of Transmittal for the Exchange Offer and this Instruction Booklet to such Letter of Transmittal (the “Instruction Booklet”), which, together with any amendments or supplements thereto or hereto, constitute the Exchange Offer by Loews Corporation, a Delaware corporation (“Loews”), of up to              shares of Common stock of Lorillard Inc., a Delaware corporation (“Lorillard”), owned by Loews for shares of Loews Common Stock, (“Loews Common Stock”), that are validly tendered and not properly withdrawn prior to the Expiration Date at an exchange ratio of                      of a share of Lorillard Common Stock for each share of Loews Common Stock validly tendered, upon the terms and subject to the conditions set forth herein and in the Offer to Exchange.

This Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on                     , 2008, unless extended by Loews in accordance with applicable law and the terms of this Exchange Offer, in which event the term “expiration” shall mean the latest time and date at which this Exchange Offer, as extended, shall expire.

By executing the Letter of Transmittal:

1. You irrevocably constitute and appoint Mellon Investor Services LLC, the Exchange Agent, as your true and lawful agent and attorney-in-fact with respect to such tendered shares of Loews Common Stock, with full knowledge that the Exchange Agent also acts as Loews’s agent, and with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest): (a) (i) to cause to be delivered stock certificates representing such tendered shares of Loews Common Stock or (ii) to tender shares into book-entry accounts maintained by The Depository Trust Company, together in either such case with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to Loews and, upon the acceptance for exchange by Loews of such tendered shares of Loews Common Stock, to cause the receipt of shares of Lorillard Common Stock to which you are entitled; (b) to present certificate(s) representing such tendered shares of Loews Common Stock, if applicable, for transfer on Loews’s stockholder record books; and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares all in accordance with the terms of this Exchange Offer.

2. You acknowledge that you have received the Offer to Exchange, the Letter of Transmittal for the Exchange Offer and this Instruction Booklet.

3. You acknowledge that if your tendered shares of Loews Common Stock are accepted for exchange, you will be entitled (a) to book-entry credit to accounts maintained by Lorillard’s transfer agent representing shares of Lorillard Common Stock and cash in lieu of fractional shares of Lorillard Common Stock, if applicable, or (b) if subsequently requested, to receive stock certificates representing shares of Lorillard Common Stock and cash in lieu of fractional shares of Lorillard Common Stock, if applicable.

4. You represent and warrant as follows: (a) you have full power and authority to tender, sell, assign and transfer the shares of Loews Common Stock that you have tendered (and any and all other shares of Loews Common Stock or other securities issued or issuable in respect of such shares); (b) when, and to the extent, such shares are accepted by Loews for exchange pursuant to this Exchange Offer, Loews will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances; and (c) that none of such shares of Loews Common Stock will be subject to any adverse claim at the time Loews accepts such shares for exchange.

You will, upon request, execute and deliver any additional documents that the Exchange Agent or Loews deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of Loews Common Stock that you have tendered. All authority conferred by you or agreed to be conferred by you in the Letter of Transmittal for the Exchange Offer and all of your obligations hereunder and thereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the Offer to Exchange.

5. You further represent that: (a) you own the shares of Loews Common Stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); and (b) your participation in this Exchange Offer and tender of shares of Loews Common Stock complies with Rule 14e-4 of the Exchange Act and the applicable laws of the jurisdiction where you have received materials relating to this Exchange Offer or the jurisdiction where this tender is being made.

6. You understand that Loews’s acceptance for payment of shares tendered in connection with this Exchange Offer will constitute a binding agreement between you and Loews upon the terms and subject to the conditions of the Offer to Exchange, this Instruction Booklet and the Letter of Transmittal for the Exchange Offer.

7. You understand that if, upon the expiration of this Exchange Offer, Loews stockholders have validly tendered more than              shares of Loews Common Stock so that more than              shares of Lorillard Common Stock would be distributed, this Exchange Offer will be oversubscribed, and shares of Loews Common Stock tendered will be subject to proration in accordance with the terms set forth in the Offer to Exchange in the section entitled “The Exchange Offer—Proration” except for odd-lot tenders as described in the same section. You understand that, upon Loews’s acceptance of any of the shares of Loews Common Stock that you have tendered, you will be deemed to have accepted the shares of Lorillard Common Stock exchanged therefore and will be deemed to have relinquished all rights with respect to the accepted shares of Loews Common Stock.

8. You recognize that, under certain circumstances and subject to certain conditions to this Exchange Offer (which Loews may waive) that are contained in the Offer to Exchange in the section entitled “The Exchange Offer—Exchange Offer Conditions ” Loews may not be required to accept for exchange any of the shares of Loews Common Stock that you have tendered (including any shares of Loews Common Stock you tendered after the Expiration Date). You understand that you may withdraw your tender only in accordance with the procedures contained in the Offer to Exchange in the section entitled “The Exchange Offer—Withdrawal Rights.” Shares of Loews Common Stock tendered by you and delivered to the Exchange Agent and not accepted for exchange will be returned to you.

9. You understand that (a) the Exchange Agent will cause to be credited to book-entry accounts the shares of Lorillard Common Stock to which you are entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal, and (b) Lorillard's transfer agent will mail the confirmation of shares of Lorillard Common Stock to which you are entitled to the address(es) of the registered holder(s) shown on the Letter of Transmittal. If you are eligible or required to complete the sections entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the reverse side of the Letter of Transmittal and such sections are properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), the shares of Lorillard Common Stock to which you are entitled will be issued in the name(s) of, and such confirmation (and accompanying documents, as appropriate) will be mailed to, the person(s) so indicated. You understand that if Loews does not accept any tendered shares of Loews Common Stock for any reason, including in the case of shares returned to you due to proration, the Exchange Agent will not issue shares in book-entry form and will return certificates for such tendered shares not accepted for exchange to you. You recognize that Loews has no obligation pursuant to the "Special Issuance Instructions" to transfer any shares of Loews Common Stock from the name of the registered holder(s) thereof if Loews does not accept such shares for exchange.

10. You understand that the delivery and surrender of the shares of Loews Common Stock that you have tendered is not effective, and the risk of loss of the shares of Loews Common Stock (including shares of Loews Common Stock tendered with the Letter of Transmittal) does not pass to the Exchange Agent, until the Exchange Agent receives the Letter of Transmittal, duly completed and signed, or an agent's message (as discussed in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering Loews Shares”) in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to Loews and any other required documents. YOU UNDERSTAND THAT ALL QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE

VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY TENDER OF SHARES OF LOEWS COMMON STOCK WILL BE DETERMINED BY LOEWS IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING LOEWS STOCKHOLDERS. You also understand that no tender of shares of Loews Common Stock is valid until all defects and irregularities in tenders of shares of Loews Common Stock have been cured or waived and that neither Loews nor the Exchange Agent, the Information Agent, or any other person is under any duty to give notification of any defects or irregularities in the tender of any shares of Loews Common Stock or will incur any liability for failure to give any such notification.

11. You understand that a tender of shares of Loews Common Stock made pursuant to any method of delivery as described in the Offer to Exchange and Loews’s acceptance for exchange of such shares pursuant to the procedures described in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering Loews Shares” and in this Instruction Booklet will constitute a binding agreement between you and Loews upon the terms and subject to the conditions of this Exchange Offer.

ADDITIONAL INSTRUCTIONS

Forming Part of the Terms and Conditions of this Exchange Offer

(1) Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of Loews Common Stock tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the shares of Loews Common Stock tendered by the Letter of Transmittal are held of record by two or more joint owners, each such owner must sign the Letter of Transmittal.

If any of the shares of Loews Common Stock tendered by the Letter of Transmittal are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal or any share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to Loews of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Loews Common Stock listed and transmitted thereby, no endorsements of share certificates or separate stock powers are required.

If the certificates of Loews Common Stock are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders(s) appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution (as defined below in section (b)).

(2) Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Security Transfer Agent’s Medallion Program (STAMP) or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Loews Common Stock (which term, for purposes of this document, shall include any participant in The Depositary Trust Company whose name appears on a security position listing as the owner of shares of Loews Common Stock) tendered therewith, and such holder(s) has (have) not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (b) such shares of Loews Common Stock are tendered for the account of an Eligible Institution.

Holders of Loews Common Stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 1 of this Instruction Booklet.

(3) Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedures. The Letter of Transmittal is to be completed by stockholders of Loews if certificates representing shares of Loews Common Stock are to be forwarded to the Exchange Agent.

If a stockholder holds certificates representing shares of Loews Common Stock, to validly tender shares of Loews Common Stock pursuant to this Exchange Offer, the stockholder must deliver to the Exchange Agent at one of the addresses listed on the front of this Instruction Booklet a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, and, if applicable, the certificates representing the shares of Loews Common Stock tendered. The Exchange Agent must receive the Letter of Transmittal and, if applicable, the certificates for shares of Loews Common Stock, at one of its addresses listed on the front of this Instruction Booklet prior to the expiration of this Exchange Offer.

Stockholders whose certificates for shares of Loews Common Stock are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot comply with the book-entry transfer procedures prior to the Expiration Date may tender their shares of Loews Common Stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in the section entitled “The Exchange Offer—Guaranteed Delivery Procedures” in the Offer to Exchange.

Pursuant to the guaranteed delivery procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Loews, must be received by the Exchange Agent on or prior to the Expiration Date; and (iii) the certificates for all tendered shares of Loews Common Stock, in proper form for transfer (or a confirmation of a book-entry transfer of such securities into the Exchange Agent’s account at The Depository Trust Company as described below), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and any other required documents must be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

If you hold Loews Common Stock through a bank, broker, trust company or other nominee, you should not use the Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by such nominee. Your nominee must notify The Depository Trust Company and cause it to transfer the shares into the Exchange Agent’s account in accordance with The Depository Trust Company’s procedures. The nominee must also ensure that the Exchange Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of Loews Common Stock. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgement from the participant in The Depository Trust Company tendering the Loews shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and this Instruction Booklet and that Loews may enforce that agreement against the participant.

You may deliver the Notice of Guaranteed Delivery by hand or transmit it by facsimile transmission or mail to the Exchange Agent, and you must include a guarantee by an Eligible Institution in the form set forth in that notice.

The signatures on the Letter of Transmittal cover the shares of Loews Common Stock tendered thereby. If shares of Loews Common Stock are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The method of delivery of the shares of Loews Common Stock, the Letter of Transmittal, the certificate(s) representing shares of Loews Common Stock and all other required documents, including delivery through The Depository Trust Company, is at the option and sole risk of the tendering stockholder. The delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing the Letter of Transmittal (or a manually signed facsimile thereof), waive any right to receive any notice of acceptance of their shares of Loews Common Stock for exchange.

(4) Odd-Lot Shares. Stockholders that beneficially own less than 100 shares of Loews Common Stock (“Odd-Lot Shares”) who wish to tender all such shares of Loews Common Stock must check the box entitled “Odd-Lot Shares” on the Letter of Transmittal in order to receive preferential treatment in this Exchange Offer. Stockholders that beneficially own Odd-Lot Shares who wish to tender all such shares and elect not to be subject to proration in the Letter of Transmittal and, if applicable, the notice of guaranteed delivery, will receive preferential treatment if this Exchange Offer is oversubscribed; all such shares of Loews Common Stock tendered will be accepted for exchange and will not be subject to proration. If Odd-Lot Shares are held by a broker for a stockholder’s account, such stockholder may contact them to request preferential treatment. Beneficial holders of 100 or more shares of either Loews Common Stock are not eligible for this preference, even if these holders have separate stock certificates or accounts representing fewer than 100 shares of that class.

(5) Inadequate Space. If the space provided on the front side of the Letter of Transmittal is inadequate, the number of shares of Loews Common Stock tendered and the share certificate numbers with respect to such shares of Loews Common Stock should be listed on a separate signed schedule attached thereto.

(6) Partial Tenders (Not Applicable to Stockholders who tender by Book-Entry Transfer). If fewer than all of the shares of Loews Common Stock evidenced by any share certificate delivered to the Exchange Agent with the Letter of Transmittal are to be tendered thereby, fill in the number of shares of Loews Common Stock that are to be tendered on the front side of the Letter of Transmittal. In such case, the Exchange Agent will return certificates for such untendered Loews shares without expense to the tendering stockholder as soon as practicable following the expiration or termination of the Exchange Offer. Unless otherwise indicated, it will be assumed that all shares of Loews Common Stock represented by certificates delivered to the Exchange Agent are being tendered by the Letter of Transmittal.

(7) Stock Transfer Taxes. Except as otherwise provided in this Instruction 7, Loews will pay or cause to be paid all stock transfer taxes, if any, payable as a result of the transfer to it of any shares of Loews Common Stock tendered, and the transfer to tendering stockholders of shares of Lorillard Common Stock pursuant to this Exchange Offer. If, however, delivery of the consideration in respect of this Exchange Offer is to be made to any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the overall consideration paid unless evidence satisfactory to Loews of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of Loews Common Stock tendered by the Letter of Transmittal.

(8) Special Issuance and Delivery Instructions. If shares of Lorillard Common Stock and a check for cash in lieu of fractional shares of Lorillard Common Stock payable in this Exchange Offer,

if applicable, are to be issued in the name of a person other than the signer of the Letter of Transmittal or if a check is to be sent to a person other than the registered holder or to an address other than that set forth on the front part of the Letter of Transmittal, the appropriate box(es) on the Letter of Transmittal must be completed.

(9) Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange, the Letter of Transmittal, this Instruction Booklet (including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9) and the Notice of Guaranteed Delivery may be directed to the Information Agent at its address and phone number set forth above, or from your broker, bank, trust company or other nominee.

(10) Waiver of Conditions. Loews reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to this Exchange Offer at any time, subject to applicable law.

(11) Substitute Form W-9. The tendering stockholder is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the stockholder’s social security or federal employer identification number, on the Substitute Form W-9 which is included on the Letter of Transmittal, and to certify whether the stockholder is subject to backup withholding of U.S. federal income tax. If a tendering stockholder is subject to federal backup withholding, the stockholder must cross out item (2) of the “Certification” box of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and a 28.0% federal backup withholding tax on the payment of the purchase price. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN and sign and date the Substitute Form W-9. If “Applied For” is written and the Exchange Agent is not provided with a TIN within 60 days of its receipt of the Substitute Form W-9, the Exchange Agent will withhold 28.0% on all payment of the purchase price until a TIN is provided to the Exchange Agent.

Some Loews stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit an applicable IRS Form W-8 or Form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. Such forms may be obtained from the Exchange Agent.

(12) Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Loews Common Stock has (have) been mutilated, lost, destroyed or stolen and the stockholder wishes to tender such shares, the stockholder must complete the Affidavit of Lost Certificate on the reverse side of the Letter of Transmittal. The stockholder will also need to pay a surety bond for such lost shares if the number of lost shares is greater than 2,500 shares, inclusive of the first 2,500 shares. Upon receipt of the completed Letter of Transmittal with the Affidavit of Lost Certificate and the surety bond payment, if applicable, such stockholder’s Loews Common Stock will be included in this Exchange Offer.

(13) Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of shares of Loews Common Stock will be determined by Loews in its sole discretion, and Loews’s determinations shall be final and binding. Loews reserves the absolute right to reject any and all tenders of shares of Loews Common Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of Loews’s counsel, be unlawful. Loews also reserves the absolute right to waive any of the conditions of this Exchange Offer (other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Lorillard Common Stock to be issued in this Exchange Offer), or any defect or irregularity in the tender of any shares of Loews Common Stock. No tender of shares of Loews Common Stock will be deemed to be properly made until all defects and irregularities in tenders of shares have been cured or waived. None of Loews, either dealer manager, the Information Agent, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in the tender of Loews Common Stock and none of them will incur any liability for failure to give any such notice. Loews’s interpretation of the terms and conditions of this Exchange Offer, including the Letter of Transmittal and this Instruction Booklet, will be final and binding.

IMPORTANT:

The Letter of Transmittal (or a manually signed facsimile thereof) together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Exchange Agent prior to the Expiration Date and, if applicable, certificates for tendered shares of Loews Common Stock must be received by the Exchange Agent or shares of Loews Common Stock must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Date or the tendering stockholder must comply with the procedures for guaranteed delivery.

FORM GUIDELINES FOR CERTIFICATION ON TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, obtain a Form SS-5, Application for a Social Security Card, a Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

•	A corporation.
•	A financial institution.
•

An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any agency or instrumentality thereof.
•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency thereof.
•	An international organization, or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a) of the Code.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Further, an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code is similarly exempted, except on broker transactions. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made be certain foreign organizations.
•	Payments made by an Employee Stock Ownership Plan pursuant to section 404(k) of the Code.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Code.
•	Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDINGS, GIVE THE PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the treasury regulations thereunder.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest or other payments to give tax payer identification numbers to payers who must report the payments to the Internal Revenue Service (the “IRS”). The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Certain penalties may also apply.

Penalties

12. Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

13. Failure to Report Certain Dividend and Interest Payments—If you fail to properly include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

14. Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

15. Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

16. Misuse of Taxpayer Identification Numbers—If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

FORM OF GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of—
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship account	The owner(3)
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the representative or trustee unless the legal entity itself is not designated in the account title)(4)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

7.	Corporate Account	The corporation

8.	Partnership account held in the name of the business	The partnership

9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of the public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Resident Aliens:	If you are a resident alien and you do not have, and are not eligible to get, a Social Security number, your TIN is your IRS individual taxpayer identification number (“ITIN”). Enter it on the portion of the Substitute Form W-9 where the Social Security number would be entered. If you do not have an ITIN, see “Obtaining Number” above.